SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of the report (Date of earliest event reported): January 28, 2009
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CHURCH & DWIGHT CO., INC.
(Exact Name of Registrant as Specified in its Charter)
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Delaware	1-10585	13-4996950
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

469 North Harrison Street, Princeton, New Jersey	08543
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (609) 683-5900
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03.  Amendments to Articles of Incorporation or By-Laws; Change in Fiscal Year

On January 28, 2009, the Board of Directors of Church & Dwight Co., Inc. (the “Company”) approved amendments to the indemnification provisions contained in Article IX of its By-Laws, effective on the same date.  The amendments principally related to the following:

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An amendment clarified that the indemnification rights of an indemnified person under Article IX, including the person’s right to be paid by the Company for expenses incurred in defending a proceeding in advance of its final disposition, is considered a contract right between that person and the Company, and no modification or repeal of the indemnification rights, nor the adoption of any provision of the Company’s Certificate of Incorporation or the By-Laws, nor, to the fullest extent permitted by Delaware law, any modification of law, can eliminate or reduce the effect of the indemnification rights in respect of any acts or failure to act occurring before any such modification, repeal or adoption.

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An amendment was designed to make the scope of the Company’s indemnification obligations substantively the same as under comparable provisions in the Company’s Certificate of Incorporation.  As amended, Article IX generally provides for the indemnification of directors, officers, employees and agents of the Company to the fullest extent permitted by the Delaware General Corporation Law.

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An amendment added a provision that also is contained in the Company’s Certificate of Incorporation (i) addressing the ability of a person entitled to indemnification to bring an action against the Company to enforce indemnification rights and (ii) addressing procedural matters relating to the action.

The description of the amendments to Article IX of the Company’s By-Laws is qualified in its entirely by reference to the text of Article IX, as amended, which is included in the Amended and Restated By-Laws filed as Exhibit 3.1 to this report and is incorporated herein by reference.

ITEM 9.01.    Financial Statements and Exhibits

(d)  Exhibits

Exhibit	Description
3.1	Amended and Restated By-Laws

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHURCH & DWIGHT CO., INC.

Date:	February 3, 2009	By:	/s/ Matthew T. Farrell
		Name:	Matthew T. Farrell
		Title:	Executive Vice President Finance and Chief Financial Officer